                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC  20549
                      ---------------------
                             FORM S-3
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
                       --------------------
                            AT&T CORP.
        A New York                                     I.R.S. Employer
        Corporation                                    No. 13-4924710

    32 Avenue of the Americas, New York, New York  10013-2412

                        Agent for Service
                        S. L. Prendergast
                   Vice President and Treasurer
                       --------------------
           Please send copies of all communications to:
          Charles S. Whitman, III, Davis Polk & Wardwell
          450 Lexington Avenue, New York, New York 10017

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
                       -------------------
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
               ---

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. X
                                                             ---
                       -------------------

                 CALCULATION OF REGISTRATION FEE
==============================================================================
                 +                + Proposed  +    Proposed    +
Title of each    +                + maximum   +    maximum     +
class of         +    Amount      + offering  +    aggregate   +   Amount of
securities to    +    to be       +  price    +    offering    + registration
be registered    +  registered(1) +per unit(2)+    price(2)    +     fee
------------------------------------------------------------------------------
Debt Securities  +                +           +                +
and Warrants to  +                +           +                +
purchase Debt    +                +           +                +
Securities.......+ $3,000,000,000 +   100%    + $3,000,000,000 +   $1,034,490
==============================================================================

(1) Or if any debt securities are issued (i) at original issue discount, such greater amount as shall result in an aggregate initial offering price of the equivalent of $3,000,000,000, or (ii) with an initial offering price denominated in a foreign currency or currency unit, such amount as shall result in an aggregate initial offering price equivalent to $3,000,000,000.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933.
                       -------------------
    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
=============================================================================
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           *********************************************
           * SUBJECT TO COMPLETION, DATED MAY 22, 1995 *
           *********************************************

PROSPECTUS

                          $3,000,000,000
                            AT&T CORP.
                        NOTES AND WARRANTS
                     ------------------------

     AT&T Corp. ("AT&T" or the "Company"), directly, through agents designated from time to time, or through dealers or underwriters also to be designated, may sell from time to time notes, debentures and other debt securities (the "Notes") of the Company, and Warrants (the "Warrants") to purchase notes, for an aggregate offering price of up to $3,000,000,000, or the equivalent thereof in one or more foreign currencies or currency units, on terms to be determined at the time of sale. The specific designation, aggregate principal amount, maturities, rates or method of calculating rates and time of payment of interest, purchase price, any terms for redemption or repayment, the currencies or currency units in which the Notes are denominated or payable, whether the Notes are issuable in registered form or bearer form (with or without interest coupons) or both, or in uncertificated form, whether Notes initially will be represented by a single temporary or permanent global Note, the duration, purchase price, exercise price and detachability of any Warrants, and the agent, dealer or underwriter, if any, in connection with the sale of, and any other terms with respect to, the Notes and/or Warrants in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement ("Prospectus Supplement"). The Company reserves the sole right to accept and, together with its agents from time to time, to reject in whole or in part any proposed purchase of Notes or Warrants to be made directly or through agents.


                    --------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
    ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                    --------------------------

     If an agent of the Company or a dealer or an underwriter is involved in the sale of the Notes or Warrants in respect of which this Prospectus is being delivered, the agent's commission or dealer's or underwriter's discount is set forth in, or may be calculated from, the Prospectus Supplement and the net proceeds to the Company from such sale will be the purchase price of such Notes or Warrants less such commission in the case of an agent, the purchase price of such Notes or Warrants in the case of a dealer or the public offering price less such discount in the case of an underwriter, and less, in each case, the other attributable issuance expenses. The aggregate proceeds to the Company from all the Notes and Warrants will be the purchase price of Notes and Warrants sold, less the aggregate of agents' commissions and dealers' and underwriters' discounts and other expenses of issuance and distribution. The net proceeds to the Company from the sale of Notes and Warrants are also set forth in the Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for the agents, dealers and underwriters.
                    --------------------------



       , 1995
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*****************************************************************************
* Information contained herein is subject to completion or amendment.  A    *
* registration statement relating to these securities has been filed with   *
* the Securities and Exchange Commission.  These securities may not be sold *
* nor may offers to buy be accepted prior to the time the registration      *
* statement becomes effective.  This prospectus shall not constitute an     *
* offer to sell or the solicitation of an offer to buy nor shall there be   *
* any sale of these securities in any State in which such offer,            *
* solicitation or sale would be unlawful prior to registration or           *
* qualification under the securities laws of any state.                     *
*****************************************************************************

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY AGENT, DEALER OR UNDERWRITER. THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE.
                    --------------------------
                      AVAILABLE INFORMATION
     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 ("Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Such reports, proxy statements and other information filed by AT&T can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, and at the regional offices of the SEC located at 13th Floor, 7 World Trade Center, New York, NY 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511. Such material can also be inspected at the New York, Boston, Chicago, Pacific and Philadelphia Stock Exchanges. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.

                    --------------------------

             INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents have been filed by the Company with the SEC (File No. 1-1105) and are incorporated herein by reference.

(1)  AT&T's Annual Report on Form 10-K for the year ended December 31, 1994;

(2) AT&T's Quarterly Report on Form 10-Q for the period ended March 31, 1995 and;

(3) AT&T's Current Reports on Form 8-K dated January 24, 1995, January 24, 1995, as amended (filed January 26, 1995), February 15, 1995, March 7, 1995, March 9, 1995, March 13, 1995 and April 7, 1995.

     All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Notes and Warrants shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents; PROVIDED, HOWEVER, that the documents enumerated above or subsequently filed by AT&T pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the SEC of AT&T's Annual Report on Form 10-K covering such year shall not be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-K. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying Prospectus Supplement modifies or
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

supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     COPIES OF THE ABOVE DOCUMENTS AND THE 1994 AT&T ANNUAL REPORT TO SHAREOWNERS MAY BE OBTAINED UPON REQUEST WITHOUT CHARGE FROM THE SECRETARY'S DEPARTMENT, AT&T, ROOM 2420E, 32 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10013-2412 (TELEPHONE NUMBER 212-387-5400).

                           THE COMPANY

     AT&T was incorporated in 1885 under the laws of the State of New York and has its principal executive offices at 32 Avenue of the Americas, New York, New York 10013-2412 (telephone number 212-387-5400).

     AT&T is a major participant in two industries: the global information movement and management industry and the financial services and leasing industry.

   In the global information movement and management industry, AT&T is among the world's networking leaders, providing wireline and wireless communications services and products, communications products, network equipment, business information processing systems, and other systems, products and services that combine communication and computers, to business, consumers, telecommunications service providers and government agencies. Worldwide, AT&T's network handles more than 175 million voice, data, video and facsimile messages on an average business day. AT&T's operations in the financial services and leasing industry involve direct financing and finance leasing programs for AT&T and third party products, leasing products to customers under operating leases, as well as the general purpose credit card business.

                         USE OF PROCEEDS

     AT&T  intends to use the  proceeds  from the sale of the Notes and
Warrants for funding   investments  in  AT&T  Universal  Card  Services
Corp.; for funding investments in other subsidiary companies; for capital expenditures; for acquisitions of licenses, assets or businesses; towards refunding of debt and general corporate purposes. AT&T Universal Card Services Corp., the AT&T subsidiary that conducts the AT&T
Universal Card business, will use the funding from AT&T to finance the purchase of accounts receivable and for general corporate purposes. The amount and timing of the sales of the Notes and Warrants will depend on the timing of the receivables purchases, market conditions and the availability of other funds to AT&T.

                RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the unaudited historical ratios of earnings to fixed charges of AT&T and its subsidiaries.

         Three Months
            Ended
           March 31,                      Year Ended December 31,
         ------------         ------------------------------------------------
          (Unaudited)                            (Unaudited)
             1995             1994       1993       1992       1991       1990
             ----             ----       ----       ----       ----       ----
             4.7              4.9        4.1        3.6        1.2        3.3


     For the purpose of calculating the ratio: (i) earnings have been calculated by adding fixed charges to income before income taxes, and by deducting therefrom interest capitalized during the period and AT&T's share of the undistributed income in less-than-fifty-percent-owned affiliates; and (ii) fixed charges comprise total interest (including capitalized interest) and the portion of rentals representative of the interest factor.

                     DESCRIPTION OF THE NOTES

     The Notes are to be issued under an indenture, dated as of September 7, 1990, between the Company and The Bank of New York, as Trustee (the "Trustee"), as amended by the First Supplemental Indenture, dated as of October 30, 1992, between the Company and the Trustee (such indenture, as amended, including the provisions deemed a part thereof, or superseding provisions thereof, pursuant to the Trust Indenture Reform Act of 1990 (P.L. 101-550), being hereinafter referred to as the "Indenture"). A copy of the Indenture is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Indenture do not purport
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
to be complete and are subject to, and are qualified in their entirety by, reference to all the provisions of the Indenture, including the definitions therein of certain terms. References are to the Indenture, and wherever particular provisions are referred to, such provisions are incorporated by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

GENERAL

     The Indenture does not limit the aggregate principal amount of Notes which may be issued thereunder and provides that the Notes may be issued from time to time in one or more series. Reference is made to the Prospectus Supplement which accompanies this prospectus for a description of the Notes being offered thereby including: (1) the aggregate principal amount of such Notes; (2) the percentage of their principal amount at which such Notes will be sold; (3) the date(s) on which such Notes will mature, or whether such Notes are payable on demand; (4) the rate(s) per annum at which such Notes will bear interest, if any, or the method of calculating such rate or rates of interest; (5) the times at which such interest, if any, will be payable; (6) the terms for redemption or early repayment, if any; (7) the denominations in which such Notes are authorized to be issued; (8) the coin or currency in which the Notes are denominated, which may be a composite currency such as the European Currency Unit; (9) any provision enabling payments of the principal of or any premium or interest on the Notes in a coin or currency other than the currency in which the Notes are denominated, including a non-U.S. dollar denominated currency; (10) the manner in which the amount of payments of principal of and any premium or interest on the Notes is to be determined if such determination is to be made with reference to one or more indexes; (11) whether such Notes are issuable in registered form ("registered Notes") or bearer form (with or without interest coupons) ("bearer Notes") or both, and whether such Notes shall be uncertificated; (12) whether any series of Notes will be represented by one or more temporary or permanent global securities and, if so, whether any such global securities will be in registered or bearer form, the identity of the depository for such global security or securities and the method of transferring beneficial interests in such global security or securities; (13) if a temporary global security is to be issued with respect to a series or any portion thereof, the terms upon which interests in such temporary global security may be exchanged for interests in a permanent global security or for definitive Notes of the series and the terms upon which interest in a permanent global security, if any, may be exchanged for definitive Notes of the series; (14) information with respect to book-entry procedures, if any; (15) whether and under what circumstances the Company will pay additional amounts on any Notes held by a person who is not a United States person in respect of taxes or similar charges withheld and, if so, whether the Company will have the option to redeem such Notes rather than pay such additional amounts; and (16) any other terms, including any terms which may be required by or advisable under United States laws and regulations or advisable in connection with the marketing of the Notes of such series, which will not be inconsistent with the provisions of the Indenture.

     Notes of any series may be registered Notes or bearer Notes or both as specified in the terms of the series. Additionally, Notes of any series may be represented by a single global note registered in the name of a depository's nominee and, if so represented, beneficial interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by a designated depository and its participants.
Notes of any series may also be uncertificated. Unless otherwise indicated in the Prospectus Supplement, no bearer Notes (including Notes in permanent global bearer form, as described below) will be offered, sold, resold or delivered, directly or indirectly, to persons who are within the United States or its possessions or to any United States person in connection with their original issuance or their exchange for a portion of a temporary or permanent global Note. For purposes of this Prospectus, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.
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

     Unless otherwise indicated in the Prospectus Supplement, principal and interest, if any, will be payable at the office of one or more paying agents as specified in the Prospectus Supplement; provided that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears in the register of the Notes. To the extent set forth in the Prospectus Supplement, except in special circumstances set forth in the Indenture, interest, if any, on bearer Notes will be payable only against presentation and surrender of the coupons for the interest installments evidenced thereby as they mature at the office of a paying agent of the Company located outside of the United States and its possessions. The Company will maintain one or more such agents for a period of two years after the principal of such bearer Notes has become due and payable. During any period thereafter for which it is necessary in order to conform to United States tax laws or regulations, the Company will maintain a paying agent outside of the United States and its possessions to which the bearer Notes and coupons related thereto may be presented for payment and will provide the necessary funds therefor to such paying agent upon reasonable notice.

     Bearer Notes and the coupons related thereto will be transferable by delivery. Unless otherwise indicated in the Prospectus Supplement, registered Notes will be transferable at the office of one or more transfer or paying agents as specified in the Prospectus Supplement.

     The Notes will be unsecured obligations of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

     Unless otherwise indicated in the Prospectus Supplement, the Notes will be issued only in denominations of $25,000, or the equivalent thereof in the case of Notes denominated in a foreign currency or currency unit (rounded downward to an integral multiple of 1,000 units of such foreign currency or currency unit), and any integral multiple of $1,000 over $25,000, or, in the case of Notes denominated in a foreign currency or currency unit, 1,000 units of such currency or currency unit, or in such other denominations, not less than $25,000, as may be specified in the terms of Notes of any particular series. No service charge will be made for any transfer or exchange of such Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Notes may be issued as original issue discount Notes (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such original issue discount Notes will be described in the Prospectus Supplement relating thereto.

     Registered Notes may be exchanged for an equal aggregate principal amount of registered Notes of the same series having the same date of maturity, interest rate, original issue date and other terms in such authorized denominations as may be requested upon surrender of the registered Notes to a transfer agent of the Company as specified in the Prospectus Supplement and upon fulfillment of all other requirements of such agent.

     To the extent permitted by the terms of a series of Notes authorized to be issued in registered form and bearer form, bearer Notes may be exchanged for an equal aggregate principal amount of registered or bearer Notes of the same series having the same date of maturity, interest rate, original issue date and other terms in such authorized denominations as may be requested upon delivery of the bearer Notes with all unpaid coupons relating thereto to a transfer or paying agent of the Company as specified in the Prospectus Supplement and upon fulfillment of all other requirements of such agent. Registered Notes will not be exchangeable for bearer Notes.

TEMPORARY GLOBAL NOTES

     If so specified in the Prospectus Supplement, all or any portion of the Notes of a series that are issuable as bearer Notes initially will be represented by one or more temporary global Notes, without interest coupons, to be deposited with a common depository in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), and CEDEL S.A. ("CEDEL") for credit to the respective accounts of the beneficial owners of such Notes (or to such other accounts as they may direct). On and after the exchange date determined as provided in any such temporary global Note and described in the Prospectus Supplement, the interest in such temporary global Note will be exchangeable for definitive Notes in bearer form, registered form, or permanent global form, or any combination thereof, as specified in the Prospectus Supplement.

     The Prospectus Supplement will set forth the procedures by which interest in respect of any portion of a temporary global Note payable in respect of an Interest Payment Date (as defined in such Prospectus Supplement) occurring prior to the issuance of definitive Notes will be paid.

PERMANENT GLOBAL NOTES

     If any Notes of a series are issuable in either bearer or registered permanent global form, the Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such permanent global Note may exchange such interests for Notes of such series and of like tenor and principal amount in any authorized form and denomination. A person having a beneficial interest in a permanent global Note, except with respect to payment of principal of, premium, if any, and any interest on such permanent global Note, will be treated as a holder of such principal amount of outstanding Notes represented by such permanent global Note as shall be specified in a written statement of the holder of such permanent global Note, or in the case of a permanent global Note in bearer form, of Euroclear or CEDEL which is produced to the Trustee by such person. Principal of, premium, if any, and any interest on a permanent global Note will be payable in the manner described in the Prospectus Supplement.

COVENANTS

     Limitation on Secured Indebtedness.  AT&T covenants in the Indenture that it will not, and will not permit any Restricted Subsidiary to, create, assume, incur or guarantee any Secured Indebtedness without securing the Notes equally and ratably with such Secured Indebtedness unless immediately thereafter the aggregate amount of all Secured Indebtedness (not including Secured Indebtedness with which the Notes are equally and ratably secured or Secured Indebtedness which is concurrently being retired) and the discounted present value of all net rentals payable under leases entered into in connection with sale and leaseback transactions (as further described below) would not exceed 10% of Consolidated Net Tangible Assets. (Section 4.03)

     Limitation on Sale and Leaseback Transactions. AT&T covenants in the Indenture that it will not, and will not permit any Restricted Subsidiary to, enter into any lease longer than three years (not including leases of newly acquired, improved or constructed property) covering any Principal Property of AT&T or any Restricted Subsidiary that is sold to any other person in connection with such lease, unless either (a) immediately thereafter, the sum of (i) the discounted present value of all net rentals payable under all such leases entered into after April 1, 1986 (except any such leases entered into by a Restricted Subsidiary before the time it became a Restricted Subsidiary) and (ii) the aggregate amount of all Secured Indebtedness (not including Secured Indebtedness with which the Notes are equally and ratably secured) does not exceed 10% of Consolidated Net Tangible Assets, or (b) an amount equal to the greater of (x) the net proceeds to AT&T or a Restricted Subsidiary from such sale and (y) the discounted present value of all net rentals payable thereunder, is applied within 180 days to the retirement of long-term debt of AT&T or a

Restricted Subsidiary (other than such debt which is subordinate to the Notes or which is owing to AT&T or a Restricted Subsidiary). (Section 4.04)

     Certain Definitions. "Secured Indebtedness" means indebtedness of AT&T or any Restricted Subsidiary for borrowed money secured by any lien upon (or in respect of any conditional sale or other title retention agreement covering) any Principal Property or the stock or indebtedness of a Restricted Subsidiary, but excluding from such definition all indebtedness: (i) outstanding on April 1, 1986 secured by liens (or arising from conditional sale or other title retention agreements) existing on that date; (ii) incurred after April 1, 1986 to finance the acquisition, improvement or construction of such property and either secured by purchase money mortgages or liens placed on such property within 180 days of acquisition, improvement or construction or arising from conditional sale or other title retention agreements; (iii) secured by liens on Principal Property or the stock or indebtedness of Restricted Subsidiaries and existing at the time of acquisition thereof; (iv) owing to AT&T or any other Restricted Subsidiary;
(v) secured by liens existing at the time a corporation becomes a Restricted Subsidiary; (vi) incurred to finance the acquisition or construction of property secured by liens in favor of any country or any political subdivision thereof; and (vii) constituting any replacement, extension or renewal of any such indebtedness (to the extent such indebtedness is not increased). "Principal Property" means land, land improvements, buildings and associated factory, laboratory, office and switching equipment (excluding all products marketed by AT&T or any of its subsidiaries) constituting a manufacturing, development, warehouse, service, office or operating facility owned by or leased to AT&T or a
Restricted Subsidiary,   located  within  the  United  States  and  having  an
acquisition cost plus capitalized improvements in excess of .25 per cent of Consolidated Net Tangible Assets as of the date of such determination, other than any such property financed through the issuance of tax-exempt governmental obligations, or which the Board of Directors determines is not of material importance to AT&T and its Restricted Subsidiaries taken as a whole, or in which the interest of AT&T and all its subsidiaries does not exceed 50%. "Consolidated Net Tangible Assets" means the total assets of AT&T and its subsidiaries, less current liabilities and certain intangible
assets  (other  than  product   development   costs).   "Restricted
Subsidiary" means (i) any subsidiary of AT&T which has substantially all its property in the United States, which owns or is a lessee of any Principal Property and in which the investment of AT&T and all its subsidiaries exceeds .25 per cent of Consolidated Net Tangible Assets as of the date of such determination, other than certain financing subsidiaries and subsidiaries formed or acquired after April 1, 1986 for the purpose of acquiring the business or assets of another person and that do not acquire all or any substantial part of the business or assets of AT&T or any Restricted Subsidiary and (ii) any other subsidiary designated by the Board of Directors as a Restricted Subsidiary. (Section 1.01)

     Limitation on Consolidation, Merger, Sale or Conveyance of Assets. Nothing in the Indenture shall prevent any consolidation of AT&T with, or merger of AT&T into, any other corporation or corporations (whether or not affiliated with AT&T), or successive consolidations or mergers to which AT&T or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of AT&T (including stock of subsidiaries) as an entirety or substantially as an entirety to any other corporation (whether or not affiliated with AT&T) authorized to acquire and own or operate the same; provided that AT&T covenants in the Indenture that upon any such consolidation, merger, sale or conveyance, the due and punctual payment of the principal of (and premium, if any) and interest on all of the Notes of each series, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by AT&T shall be expressly assumed, by supplemental indenture executed and delivered to the Trustee by the corporation formed by such consolidation, or into which AT&T shall have been merged, or which shall have acquired such property. (Section 5.01)

EVENTS OF DEFAULT, NOTICE AND WAIVER

     The Indenture provides that, if an Event of Default specified therein in respect of any series of Notes shall have happened and be continuing, either the Trustee or the holders of 25% in principal amount of the outstanding Notes of such series may declare the principal of all of the Notes of such series to be due and payable. (Section 6.01)

     Events of Default in respect of the Notes of any series are defined in the Indenture as being: default for 90 days in payment of any interest installment when due; unless otherwise specified in the Prospectus Supplement with respect to the Notes of any series, default in payment of principal of or premium, if any, on Notes of such series when due; default for 90 days after written notice to the Company by the Trustee or by the holders of 25% in principal amount of the outstanding Notes of such series in performance of any agreement in the Notes or Indenture in respect of such series; and certain events of bankruptcy, insolvency and reorganization. (Section 6.01) The Company is not required to furnish any periodic evidence as to the absence of default or as to compliance with the terms of the Indenture.

     The Indenture provides that the Trustee will, within 90 days after the occurrence of a default in respect of any series of Notes, give to the holders of such series notice of all uncured and unwaived defaults known to it; provided that, except in the case of default in payment on any of the Notes of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such series. The term "default" for the purpose of this provision means any event which is, or after notice or passage of time or both would be, an Event of Default. (Section 7.05)

     The Indenture contains provisions entitling the Trustee, subject to the duty of the Trustee during an Event of Default in respect of any series of Notes to act with the required standard of care, to refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it. (Section 7.01)

     The Indenture provides that the holders of a majority in principal amount of the outstanding Notes of any series may direct the time, method and place of conducting proceedings for remedies available to the Trustee, or exercising any trust or power conferred on the Trustee, in respect of such series. (Section 6.06)

     In certain cases, the holders of a majority in principal amount of the outstanding Notes of a series may on behalf of the holders of all Notes of such series waive any past default or Event of Default, or compliance with certain provisions of the Indenture, except among other things a default in payment of the principal of, premium, if any, or interest on, any of the Notes of such series. (Sections 6.01 and 6.06)

DISCHARGE AND DEFEASANCE

     Under terms satisfactory to the Trustee, the Company may discharge certain obligations to holders of any series of Notes issued under the Indenture which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee as trust funds an amount in cash sufficient to pay at maturity (or upon redemption) the principal of and interest on such Notes. (Section 8.01)

     In the case of any series of Notes the exact amounts (including the currency of payment) of principal of and interest due on such series can be determined at the time of making the deposit referred to below, the Company at its option may also (i) discharge any and all of its obligations to holders of such series of Notes ("defeasance") on the 91st day after the conditions set forth below have been satisfied, but may not thereby avoid its duty to register the transfer or exchange of such series of Notes, to replace any temporary, mutilated, destroyed, lost or stolen Notes of such series or to maintain an office or agency in respect of such series of Notes, or (ii) be released with respect to such series of Notes from the obligations imposed by the covenants described under "Covenants" above
("covenant  defeasance").   Defeasance  and  covenant defeasance  may be
effected only if, among other things, (i) the Company irrevocably deposits with the Trustee as trust funds (a) money in an amount, (b) in the case of Notes payable only in U.S. Dollars, U.S. Government Obligations (as defined in the Indenture) which through the payment of interest and principal in respect thereof will provide money in an amount or (c)
a combination  of (a)  and  (b),  certified  by a  nationally  recognized firm of independent public accountants to be sufficient to pay each installment of principal of and interest on all outstanding Notes of such series on the dates such installments of principal and interest are due; and (ii) the Company delivers to the Trustee an opinion of independent counsel to the effect that the holders of such series of Notes will not recognize gain or loss for United States Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States Federal income tax on the same amount and in the same manner and at the same time as would have been the case if such defeasance or covenant defeasance had not occurred (which opinion may include or be based on a ruling to that effect received from or published by the Internal Revenue Service). (Section 8.02)

MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority in principal amount of the outstanding Notes of each series affected thereby (with such series voting as a separate class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the holders of Notes of each such series, except that no such supplemental indenture may, without the consent of each holder affected, among other things, change the maturity of any Notes, or change the principal amount thereof, or any premium thereon, or change the rate or change the time of payment of interest thereon, make any Note payable in money other than that stated in the Note, or reduce the aforesaid percentage of outstanding Notes. (Sections 9.01 and 9.02)

CONCERNING THE TRUSTEE

     The Company may from time to time maintain lines of credit, and have other customary banking relationships, with The Bank of New York, the Trustee under the Indenture.

                   DESCRIPTION OF THE WARRANTS

     The Company may issue Warrants for the purchase of Notes. Warrants may be issued independently or together with any Notes offered by any Prospectus Supplement and may be attached to or separate from such Notes. The Warrants will be issued under a Warrant Agreement to be entered into between the Company and a bank or trust company, as Warrant Agent, and may be issued in one or more series, all as set forth in the Prospectus Supplement relating to the particular issue of Warrants. The Warrant Agent will act solely as an agent of the Company in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The following summaries of certain provisions of the form of Warrant Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the form of Warrant
Agreement (including   the  form  of  certificate   evidencing   the  Warrants
 ("Warrant Certificate")), copies of which are filed as exhibits to the Registration Statement.

GENERAL

     If Warrants are offered, the Prospectus Supplement will describe the following terms of the Warrants offered hereby (to the extent such terms are applicable to such Warrants): (i) the offering price; (ii) the coin or currency for which Warrants may be purchased, which may be a composite currency such as the European Currency Unit; (iii) the date on which the right to exercise the Warrants shall commence and the date on which such right shall expire or, if the Warrants are not continuously exercisable throughout such period, the specific date or dates on which they will be exercisable; (iv) whether the Warrants will be issuable in registered or bearer form or both and whether the Warrants will be issued in temporary and/or permanent global form, or in uncertificated form; (v) the designation, aggregate principal amount, currency or currency unit and other terms of the Notes purchasable upon exercise of the Warrants and, if such Notes are issuable in bearer form, restrictions applicable to the purchase of Notes in bearer form upon exercise of the Warrants; (vi) the designation and terms of the Notes with which the Warrants are issued and the number of Warrants issued with each such Note; (vii) the date on and after which the Warrants and the related Notes will be separately transferable; (viii) the principal amount of Notes purchasable upon exercise of one Warrant and the price at which and currency or currency units in which such principal amount of Notes may be purchased upon such exercise; (ix) United States Federal income tax consequences; and (x) any other terms of the Warrants, including any terms which may be required or advisable under United States laws or regulations.

     Warrant Certificates may be exchanged for new Warrant Certificates of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Notes purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the Notes purchasable upon such exercise or to enforce covenants in the Indenture.

EXERCISE OF WARRANTS

     Each Warrant will entitle the holder to purchase such principal amount of Notes at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the Warrants. Warrants may be exercised at any time up to 5:00 P.M. New York time on the date set forth in the Prospectus Supplement relating to such Warrants. After such time on the date (or such later date to which such date may be extended by the Company), unexercised Warrants will become void.

     Subject to any restrictions and additional requirements that may be set forth in the Prospectus Supplement relating thereto, Warrants may be exercised by delivery to the Warrant Agent of the Warrant Certificate evidencing such Warrants properly completed and duly executed and of payment as provided in the Prospectus Supplement of the amount required to purchase the Notes purchasable upon such exercise. Warrants will be deemed to have been exercised upon receipt of such Warrant Certificate and payment at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement and the Company will, as soon as practicable thereafter, issue and deliver the Notes purchasable upon such exercise. If fewer than all of the Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amount of the Warrants.

                       PLAN OF DISTRIBUTION

     The Company may sell the Notes and Warrants being offered hereby in four ways: (i) directly to purchasers, (ii) through agents, (iii) through dealers, or (iv) through underwriters. Any or all of the foregoing may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

     Offers to purchase the Notes and Warrants may be solicited directly by the Company or by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), involved in the offer or sale of the Notes and/or Warrants in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Agents may be entitled under agreements, which may be entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act.

     If a dealer is utilized in the sale of the Notes and/or Warrants in respect of which this Prospectus is delivered, the Company will sell such Notes and/or Warrants to the dealer, as principal. The dealer may then resell such Notes and/or Warrants to the public (or to other dealers for resale to the public at prices to be determined by such other dealers) at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

     If the sale is accomplished through an underwriter or underwriters, the Company will enter into an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

     If so indicated in the Prospectus Supplement,  the Company will authorize agents and underwriters to solicit offers by certain institutions to purchase Notes and/or Warrants from the Company at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on a specified future date. Institutions with which Contracts, when authorized, may be
made include  commercial and savings banks,   insurance   companies,   pension
funds,   educational  and  charitable institutions,  and other institutions, but shall in all cases be subject to the approval of the Company. Except as otherwise provided in the Prospectus Supplement, Contracts will not be subject to any conditions except that the purchase by an institution of the Notes covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the Prospectus Supplement will be paid to agents and underwriters soliciting purchases of the Notes and/or Warrants pursuant to Contracts accepted by the Company.

     The place and time of delivery for the Notes and/or Warrants in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.

                      FOR FLORIDA RESIDENTS

     AT&T  provides  telecommunications  services  between the United States
and Cuba jointly   with   Empresa   de   Telecomunicaciones   Internacionales
de   Cuba ("EMTELCUBA"), the Cuban telephone company, pursuant to all applicable U.S. laws and regulations. All payments due EMTELCUBA are handled in accordance with the provisions of the Cuban Assets Control Regulations and the Cuban Democracy Act of 1992 and specific licenses issued thereunder. AT&T is the sole owner of the Cuban American Telephone and Telegraph Company ("CATT"), a Cuban corporation. CATT owns cable facilities between the United States and Cuba that were activated on November 25, 1994.

     This information is accurate as of the date hereof. Current information concerning AT&T's business dealings with the government of Cuba or with any person or affiliate located in Cuba may be obtained from the Division of Securities and Investor Protection of the Florida Department of Banking and Finance, the Capitol, Tallahassee, Florida 32399-0350, telephone number (904) 488-9805.

                          LEGAL OPINIONS

     Marilyn J. Wasser, Vice President Law and Secretary of AT&T, is passing upon the legality of the Common Shares for the Company. As of April 30, 1995, Marilyn J. Wasser owned 3,019 common shares of AT&T and had options to acquire 19,329 shares of AT&T.

     Davis Polk & Wardwell of New York City is passing upon the legality of the Notes and Warrants for any agent, dealer or underwriter which may be involved in any sale thereof. Such firm from time to time acts as counsel for the Company and its subsidiaries.

                             EXPERTS

     The consolidated financial statements and consolidated financial statement schedules of AT&T and its subsidiaries at December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993 and 1992 included in AT&T's Annual Report on Form 10-K for the year ended December 31, 1994 have been incorporated herein by reference in reliance upon the reports of Coopers & Lybrand L.L.P., independent auditors, which reports include explanatory paragraphs regarding AT&T's change in 1993 in methods of accounting for postretirement benefits, postemployment benefits and income taxes, given on the authority of that firm as experts in accounting and auditing.

               PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

          Securities and Exchange Commission Filing Fee .........$1,034,490
          Rating Agency Fees ....................................   272,250*
          Fees and Expenses of Trustee ..........................     7,500*
          Printing and Distributing Prospectus and
            Miscellaneous Material ..............................    80,000*
          Accountants' Fee ......................................    75,000*
          Legal Fees and Expenses ...............................    20,000*
          Blue Sky Fees and Expenses ............................    10,000*
          Miscellaneous Expenses ................................     5,760*
                                                                    ---------
                  Total .........................................$1,505,000*
                                                                    ==========

          * Estimated

Item 15.  Indemnification of Directors and Officers.

            INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Pursuant to the statutes of the State of New York, a director or officer of a corporation is entitled, under specified circumstances, to indemnification by the corporation against reasonable expenses, including attorney's fees, incurred by him in connection with the defense of a civil or criminal proceeding to which he has been made, or threatened to be made, a party by reason of the fact that he was such director or officer. In certain circumstances, indemnity is provided against judgments, fines and amounts paid in settlement. In general, indemnification is available where the director or officer acted in good faith, for a purpose he reasonably believed to be in the best interests of the corporation. Specific court approval is required in some cases. The foregoing statement is subject to the detailed provisions of Sections 715, 717 and 721-725 of the New York Business Corporation Law ("BCL").

     The AT&T By-laws provide that AT&T is authorized, by (i) a resolution of shareholders, (ii) a resolution of directors or (iii) an agreement providing for such indemnification, to the fullest extent permitted by applicable law, to provide indemnification and to advance expenses to its directors and officers in respect of claims, actions, suits or proceedings based upon, arising from, relating to or by reason of the fact that any such director or officer serves or served in such capacity with AT&T or at the request of AT&T in any capacity with any other enterprise.

     AT&T has entered into contracts with its officers and directors, pursuant to the provisions of BCL Section 721, by which it will be obligated to indemnify such persons, to the fullest extent permitted by the BCL, against expenses, fees, judgments, fines and amounts paid in settlement in connection with any present or future threatened, pending or completed action, suit or proceeding based in any way upon or related to the fact that such person was an officer or director of AT&T or, at the request of AT&T, an officer, director or other partner, agent, employee or trustee of another enterprise. The contractual indemnification so provided will not extend to any situation where a judgment or other final adjudication adverse to such person establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty or that there inured to such person a financial profit or other advantage.

     The directors and officers of AT&T are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they cannot be indemnified by the registrant.

     Any agents, dealers or underwriters, who execute any of the agreements filed as Exhibit 1 to this registration statement, will agree to indemnify the registrant and registrant's directors and its officers who signed the registration statement against certain liabilities which might arise under the Securities Act of 1933 from information furnished to the registrant by or on behalf of any such indemnifying party.

Item 16.  Exhibits.

     The exhibits identified in parentheses below, on file with the SEC, are incorporated herein by reference as exhibits hereto.

Exhibit
Number

  1A Form of Underwriting Agreement (Exhibit 1A to Form SE, dated December
     11, 1991).

  1B Form of Distribution Agreement (Exhibit 1B to Form SE, dated December
     11, 1991).

  1C Form of International Distribution Agreement (Exhibit 1C to Form SE, dated December 11, 1991).

  4A Indenture dated as of September 7, 1990, between the Company and The
     Bank of New York, as Trustee substantially in the form executed (Exhibit 4A to Form SE, dated September 10, 1990, File No. 1-1105). First Supplemental Indenture, dated as of October 30, 1992 between the Company and the Trustee (Exhibit 4.AA to Form 8-K dated December 1, 1992).

  4B Form of Permanent Global Registered Fixed Rate Note (Exhibit 4B to Form
     SE, dated September 10, 1990, File No. 1-1105).

  4C Form of Definitive Registered Fixed Rate Note (Exhibit 4C to Form SE, dated September 10, 1990, File No. 1-1105).

  4D Form of Temporary Global Bearer Fixed Rate Note (Exhibit 4D to Form SE, dated September 10, 1990, File No. 1-1105).

  4E Form of Permanent Global Bearer Fixed Rate Note (Exhibit 4E to Form SE, dated September 10, 1990, File No. 1-1105).

  4F Form of Definitive Bearer Fixed Rate Note (Exhibit 4F to Form SE, dated
     September 10, 1990, File No. 1-1105).

  4G Form of Warrant Agreement (Exhibit 4G to Form SE, dated September 10,
     1990, File No. 1-1105).

  4H Form of Medium Term Global Floating Rate Note, Registered Security
     (Exhibit 4.H to Form 8-K dated December 1, 1992).

  4I Form of Medium Term Definitive Floating Rate Note, Registered Security
     (Exhibit 4.I to Form 8-K dated December 1, 1992).

  5 Opinion of Marilyn J. Wasser, Vice President-Law and Secretary of the registrant, as to the legality of the securities being registered.

 12 Computation of Ratio of Earnings to Fixed Charges (Exhibit 12 to Form 10-K for the year ended December 31, 1994, File No. 1-1105).

 23A Consent of Coopers & Lybrand L.L.P.

 23B Consent of Marilyn J. Wasser, Vice President-Law and Secretary of the registrant, is contained in opinion of counsel filed as Exhibit 5.

 24 Powers of Attorney executed by the directors and officers who signed this registration statement.

 25  Statement of Eligibility of the Trustee (Form T-1).

Item 17.  Undertakings.

     The undersigned registrant hereby undertakes:

          (I) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     Provided, however, that the undertakings set forth in paragraphs (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                            * * * * *

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers of the registrant pursuant to the provisions referred to in the first, second, third and fifth paragraphs of Item 15 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director or officer of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director or officer in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on the 19th day of May, 1995.

                                   AT&T CORP.




                                   By  S. L. Prendergast
                                   (Vice President and Treasurer)

       Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated.

Principal Executive Officers:                #
                                              #
    R. E. Allen                  Chairman      #
                               of the Board    #
                           and Chief Executive #
                                  Officer      #
                                               #
Principal Financial Officer:                   #
                                               #
    R. W. Miller              Executive Vice   #
                              President and    #
                              Chief Financial  #
                                  Officer      #
                                               #
Principal Accounting Officer:                  #
                                               #
    M.B. Tart                 Vice President   #
                              and Controller   ###By S. L. Prendergast
                                               #     (attorney-in-fact)*
Directors:                                     #
                                               #        May 19, 1995
      R. E. Allen                              #
      M. Kathryn Eickhoff                      #
      Walter Y. Elisha                         #
      Philip M. Hawley                         #
      Carla A. Hills                           #
      Belton K. Johnson                        #
      Drew Lewis                               #
      Victor A. Pelson                         #
      Donald S. Perkins                        #
      Franklin A. Thomas                       #
      Joseph D. Williams                       #      * by power of attorney
      Thomas H. Wyman                          #

                          EXHIBIT INDEX


     The exhibits identified in parentheses below, on file with the SEC, are incorporated herein by reference as exhibits hereto.

Exhibit
Number

  1A Form of Underwriting Agreement (Exhibit 1A to Form SE, dated December
     11, 1991).

  1B Form of Distribution Agreement (Exhibit 1B to Form SE, dated December
     11, 1991).

  1C Form of International Distribution Agreement (Exhibit 1C to Form SE, dated December 11, 1991).

  4A Indenture dated as of September 7, 1990, between the Company and The
     Bank of New York, as Trustee substantially in the form executed (Exhibit 4A to Form SE, dated September 10, 1990, File No. 1-1105). First Supplemental Indenture, dated as of October 30, 1992 between the Company and the Trustee (Exhibit 4.AA to Form 8-K dated December 1, 1992).

  4B Form of Permanent Global Registered Fixed Rate Note (Exhibit 4B to Form
     SE, dated September 10, 1990, File No. 1-1105).

  4C Form of Definitive Registered Fixed Rate Note (Exhibit 4C to Form SE, dated September 10, 1990, File No. 1-1105).

  4D Form of Temporary Global Bearer Fixed Rate Note (Exhibit 4D to Form SE, dated September 10, 1990, File No. 1-1105).

  4E Form of Permanent Global Bearer Fixed Rate Note (Exhibit 4E to Form SE, dated September 10, 1990, File No. 1-1105).

  4F Form of Definitive Bearer Fixed Rate Note (Exhibit 4F to Form SE, dated
     September 10, 1990, File No. 1-1105).

  4G Form of Warrant Agreement (Exhibit 4G to Form SE, dated September 10,
     1990, File No. 1-1105).

  4H Form of Medium Term Global Floating Rate Note, Registered Security
     (Exhibit 4.H to Form 8-K dated December 1, 1992).

  4I Form of Medium Term Definitive Floating Rate Note, Registered Security
     (Exhibit 4.I to Form 8-K dated December 1, 1992).

  5 Opinion of Marilyn J. Wasser, Vice President-Law and Secretary of the registrant, as to the legality of the securities being registered.

 12 Computation of Ratio of Earnings to Fixed Charges (Exhibit 12 to Form 10-K for the year ended December 31, 1994, File No. 1-1105).

 23A Consent of Coopers & Lybrand L.L.P.

 23B Consent of Marilyn J. Wasser, Vice President-Law and Secretary of the registrant, is contained in opinion of counsel filed as Exhibit 5.

 24 Powers of Attorney executed by the directors and officers who signed this registration statement.

 25  Statement of Eligibility of the Trustee (Form T-1).